Exhibit 99.1 - Explanation of Responses
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(1)  The securities to which this report relates are held by S.A.C. Capital
     Associates, LLC, an Anguillan limited liability company ("SAC Associates"). SAC Advisors and S.A.C. Capital Management, LLC ("SAC Management") are investment managers to SAC Associates. Pursuant to investment management agreements, each of SAC Advisors and SAC Management share all investment and voting power with respect to the securities held by SAC Associates. Steven A. Cohen controls each of SAC Advisors and SAC Management. Each of SAC Advisors, SAC Management and Steven A. Cohen disclaim beneficial ownership of any of the Issuer's securities to which this report relates except to the extent of their respective indirect pecuniary interest therein, and this report shall not be deemed an admission that any of SAC Advisors, SAC Management or Steven A. Cohen is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.

(2) On November 2, 2007, SAC Associates entered into an equity swap transaction (the "November 2 Swap") with a securities broker pursuant to which, upon expiration or earlier settlement of the transaction, (i) the broker would pay to SAC Associates $3,329, representing $5.5483 per share with respect to each of the 600 shares of Issuer common stock referenced in the transaction, and (ii) SAC Associates would pay to the broker the market value of 600 shares of Issuer common stock as of the expiration or earlier settlement of the transaction. The November 2 Swap further provided that, during its term, (i) SAC Associates would pay to the broker an amount equal to any dividends paid by the Issuer on 600 shares of common stock, and (ii) the broker would pay to SAC Associates interest on $3,329. SAC Associates also agreed to pay the broker a transaction fee.

(3) On December 10, 2007, SAC Associates partially settled the November 2 Swap. The broker paid SAC Associates $1,109.66, representing $5.5483 per share with respect to 200 shares of Issuer common stock, which amount was offset by $944 owed by SAC Associates to the broker, representing $4.72 per share (the market price of Issuer common stock as of the settlement date) with respect to 200 shares of Issuer common stock. The partial settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(4) On December 11, 2007, SAC Associates settled the remainder of the November 2 Swap. The broker paid SAC Associates $2,219.32, representing $5.5483 per share with respect to 400 shares of Issuer common stock, which amount was offset by $1,766 owed by SAC Associates to the broker, representing $4.415 per share (the market price of Issuer common stock as of the settlement date) with respect to 400 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(5) On January 31, 2008, SAC Associates entered into an equity swap transaction (the "January 31 Swap") with a securities broker pursuant to which, upon expiration or earlier settlement of the transaction, (i) SAC Associates will pay to the broker $2,331, representing $5.8275 per share with respect to each of the 400 shares of Issuer common stock referenced in the transaction, and (ii) the broker will pay to SAC Associates the market value of 400 shares of Issuer common stock as of the expiration or earlier settlement of the transaction. The January 31 Swap further provides that, during its term, (i) the broker will pay to SAC Associates an amount equal to any dividends paid by the Issuer on 400 shares of common stock, and (ii) SAC Associates will pay to the broker interest on $2,331. SAC Associates also agreed to pay the broker a transaction fee.

(6) On February 1, 2008, SAC Associates entered into an equity swap transaction with a securities broker pursuant to which, upon expiration or earlier settlement of the transaction, (i) SAC Associates will pay to the broker $1,031, representing $5.155 per share with respect to each of the 200 shares of Issuer common stock referenced in the transaction, and (ii) the broker will pay to SAC Associates the market value of 200 shares of Issuer common stock as of the expiration or earlier settlement of the transaction. The transaction further provides that, during its term, (i) the broker will pay to SAC Associates an amount equal to any dividends paid by the Issuer on 200 shares of common stock, and (ii) SAC Associates will pay to the broker interest on $1,031. SAC Associates also agreed to pay the broker a transaction fee.


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(7)  On February 4, 2008, SAC Associates entered into an equity swap transaction with a securities broker pursuant to which, upon expiration or earlier settlement of the transaction, (i) SAC Associates will pay to the broker $2,827 representing $4.71167 per share with respect to each of the 600 shares of Issuer common stock referenced in the transaction, and (ii) the broker will pay to SAC Associates the market value of 600 shares of Issuer common stock as of the expiration or earlier settlement of the transaction. The transaction further provides that, during its term, (i) the broker will pay to SAC Associates an amount equal to any dividends paid by the Issuer on 600 shares of common stock, and (ii) SAC Associates will pay to the broker interest on $2,827. SAC Associates also agreed to pay the broker a transaction fee.

(8) On February 4, 2008, SAC Associates partially settled the January 31 Swap. SAC Associates paid the broker $582.75, representing $5.8275 per share with respect to 100 shares of Issuer common stock, which amount was offset by $456 owed by the broker to SAC Associates, representing $4.56 per share (the market price of Issuer common stock as of the settlement date) with respect to 100 shares of Issuer common stock. The partial settlement of the equity swap and the reported purchase of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.